Exhibit j(i) under Form N-1A
                                               Exhibit 23 under Item 601/Reg S-K







            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Trustees of Federated Managed Allocation Portfolio and Shareholders of Federated Balanced Allocation Fund:


We consent to the use of our report dated January 16, 2007 for Federated Balanced Allocation Fund, a portfolio of Federated Managed Allocation Portfolio, incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM" in the Statement of Additional Information.


                                        /s/KPMG LLP


Boston, Massachusetts
January 23, 2007